Exhibit 10.2

SECOND AMENDMENT TO THE AMENDED AND RESTATED
SUPPLEMENTARY PENSION PLAN FOR EMPLOYEES
OF AMCOL INTERNATIONAL CORPORATION

WHEREAS, pursuant to section 5 of the Amended and Restated Supplementary Pension Plan for Employees of AMCOL International Corporation (the “Plan”), AMCOL International Corporation (the “Company”) reserves the right to amend the Plan;

WHEREAS, the Company, on behalf of itself and all other adopting employers of the Plan, desires to amend the Plan; and

WHEREAS, the undersigned have authority to amend the Plan on behalf of the Company.

NOW, THEREFORE, the Plan is hereby amended, effective as follows:

1.	Effective January 1, 2015, the name of the Supplementary Pension Plan for Employees of AMCOL shall be changed to the “Minerals Technologies Inc. Supplemental Pension Plan – PC&E,” and conforming changes shall be made throughout the Plan.

2.	Effective January 1, 2015, the defined term used to refer to the Plan shall be changed from the “Supplementary Plan” to the “Supplemental Plan,” and conforming changes shall be made throughout the Plan.

3.	Effective January 1, 2015, the phrase “AMCOL International Corporation Pension Plan” shall be deleted from the first sentence of Plan section 1.1 and replaced with “Minerals Technologies Inc. Retirement Plan - PC&E.”

4.	Effective January 1, 2015, the following sentence shall be added to the end of Plan section 1.1:

“When used herein, the term ‘Company’ includes AMCOL International Corporation and any successor thereto.”

5.	Effective January 1, 2015, the first sentence of Plan section 1.3 shall be deleted and replaced with the following:

“The authority to control and manage the operation and administration of the Supplemental Plan shall be vested in a retirement committee that shall consist of the members of the Plan Assets Committee of the Minerals Technologies Inc. Retirement Plan.”

6.	Effective July 1, 2015, the first sentence of Plan section 5 shall be deleted and replaced with the following:

“Either the Company or Minerals Technologies Inc. may at any time, by resolution of its Board of Directors, amend or terminate the Supplemental Plan. In addition, the Minerals Technologies Inc. General Counsel may amend the Supplemental Plan for provisions that (i) are required by the Code, ERISA, or other applicable law, (ii) do not materially increase costs of the Plan to the Company or materially change Participants’ benefits under the Plan, or (iii) clarify ambiguous or unclear Plan provisions.”

IN WITNESS WHEREOF, the undersigned hereby execute this amendment on behalf of the Company and all other adopting employers of the Plan, and this amendment is executed on this 21st day of August, 2015.

AMCOL INTERNATIONAL CORPORATION

By: /s/	Thomas J. Meek
Thomas J. Meek

By: /s/	Douglas T. Dietrich
Douglas T. Dietrich

By: /s/	Jonathan J. Hastings
Jonathan J. Hastings